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                                                                      EXHIBIT 11

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

(In thousands except per share data)                                    Three Months Ended March 31,
                                                                              1999            1998
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Primary Earnings (Loss) Per Share
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                              $  (3,031)     $    2,636
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WEIGHTED AVERAGE SHARES:
   Common stock                                                               11,614          10,173
   Common stock equivalents applicable to stock options and warrants               *               *
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      Total                                                                   11,614          10,173
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PRIMARY EARNINGS (LOSS) PER SHARE:                                         $   (0.26)     $     0.26
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Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                              $  (3,031)     $    2,636
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WEIGHTED AVERAGE SHARES:
   Common stock                                                               11,614          10,173
   Common stock equivalents applicable to stock options and warrants               *           1,614
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      Total                                                                   11,614          11,787
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                   $   (0.26)     $     0.22
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   *  Anti-dilutive;  therefore effects have been excluded.

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